Exhibit (11)  --  Statement Re: Computation of Earnings Per Share

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                                                                            THREE MONTHS ENDED

                                                                                MARCH 31,
                                                                ------------------------------------------
                                                                      1996                     1995
Net Loss                                                           $    (407,935)           $    (427,452)
                                                                =================        =================

Weighted average shares of
  Common Stock outstanding                                              2,768,164                  387,956

Shares related to staff accounting bulletin topic 4D:
          Stock Options                                                                             57,012
          Conversion of payable to parent                                                          352,557
Escrow Shares                                                           (363,760)                (227,583)
Shares used in calculating net loss per share                           2,404,404                  569,942
                                                                =================        =================

Net loss per share                                                         (0.17)                   (0.75)
                                                                =================        =================


Pro forma net loss per share information:
Shares used in calculating net loss per share                                                      569,942
     Adjusted to reflect the effect of the assumed
          conversion of Preferred Stock                                                            532,651
     Escrow Shares                                                                               (152,179)
                                                                                         -----------------

Shares used in computing pro forma
     net loss per share                                                                            950,414
                                                                                         =================

Pro forma net loss per share                                                              $          (0.45)
                                                                                         =================

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